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                                                                    EXHIBIT 10.2

                                                           [ENGLISH TRANSLATION]

                   YINGLI GREEN ENERGY HOLDING COMPANY LIMITED

                                     FORM OF

                         EXECUTIVE EMPLOYMENT AGREEMENT

          This Executive Employment Agreement, dated as of ____________, 2006 (this "Agreement"), is executed by and between YINGLI GREEN ENERGY HOLDING COMPANY LIMITED, an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands (the "Company") and __________ (holding passport of _____________ with passport number of _________) (the "Executive").

                                    RECITALS

          The Company desires to employ the Executive, and the Executive agrees be employed by the Company, to act as __________ of the Company, all pursuant to the terms and conditions of this Agreement;

          NOW, THEREFORE, the parties hereto agree as follows:

1.   TERM OF EMPLOYMENT

     1.1 The Company shall employ the Executive to take the position as set forth in Article 2 hereof, perform the duties and responsibilities as set forth in Article 2 hereof, and render services to the Company during a term of five (5) years commencing on ___________, _____ and ending on __________, ____(the "Term"). The Term may be early terminated pursuant to the provisions of Articles 4 and 5 hereof.

2.   POSITION, DUTIES AND RESPONSIBILITIES

     2.1 Position. The Executive shall be employed and act as the ______________ of the Company with all responsibilities as set forth in Exhibit A, as well as other responsibilities reasonably assigned by the Company. The Executive may take position in any Affiliate (as defined in Article 2.2 hereof) of the Company. The Executive shall initially take position in Baoding Tianwei Yingli New Energy Co., Ltd., a subsidiary of the Company, and shall initially work in Baoding, Hebei province, China. The entity in which the Executive takes position and the location where the Executive works may be appropriately adjusted according to the operative demands of the Company in the future. The Executive shall use his/her best efforts to perform his/her duties and shall comply with all applicable laws, regulations and rules as well as the bylaws and rules of the Company. The Executive shall adhere to good business ethics and practices and shall not take advantage of his/her position for personal gains.

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     2.2  For the purpose of this Agreement, "Affiliate" means any individual or entity directly or indirectly controlled by the Company. For the purpose of this Article, "Control" means the direct or indirect possession of the power to direct or cause to direct the management and policies of such individual or entity, whether through ownership of voting securities, by contract or otherwise, including, without limitation, (a) the direct or indirect ownership of 50% or more of the outstanding stocks or other equity interests issued by such entity,
          (b) direct or indirect ownership of the 50% or more voting power of such entity, or (iii) the power to appoint, directly or indirectly, a majority of the members of the board of directors or other similar decision-making organization of such entity.

     2.3 Voting Restriction. If the Executive is elected as a director of the Company, the Executive shall refrain from voting, in his/her capacity of a director of the Company, on matters in relation to his/her employment or termination of his/her employment at meetings of the board of directors of the Company.

     2.4 Other Activities. Except with the prior written approval of the Company, the Executive shall not render commercial or professional services of any nature to any person or organization, whether or not for compensation; and the Executive will not directly or indirectly engage, participate, invest, finance or otherwise assist in any business activity that is potentially competitive in any manner with the business of the Company or any Affiliate or any business activity that may cause the Executive to be in conflict of interest with the Company or any Affiliate, whether or not for profit.

3.   COMPENSATION AND BENEFITS

     As full consideration for the services to be provided by the Executive under this Agreement and as full compensation for the obligations and restrictions to be imposed on the Executive by this Agreement, the Company shall pay the Executive, and the Executive agrees to accept, the base salary, stock option and other incentive programs, and other benefits as set forth in this Article 3.

     3.1 Base salary. The Company shall pay base salaries to the Executive in the amount and by the means as set forth in Part I of Exhibit B hereof.

     3.2 Stock Options And Other Incentive Programs. The Executive shall be eligible to participate in any stock option or other incentive program available to officers or employees of the Company in accordance with the terms and conditions as set forth in Exhibit C hereof.

     3.3 Benefits. The Executive will be eligible to receive any benefit as the Company or the Affiliate with which the Executive works generally provides to its other employees of comparable position in accordance with the benefit plans established and amended from time to time at its sole discretion by the Company or such Affiliate. The annual paid leave of the Executive shall be twenty (20) working days.


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4.   TERMINATION BY THE COMPANY.

     4.1 Termination for Cause. For purposes of this Agreement, unless otherwise provided under applicable laws, "Cause" will exist at any time after the occurrence of one or more of the following events: (a) the Executive commits willful misconduct or gross negligence in performance of his duties hereunder ("Malfeasance") and fails to correct such Malfeasance within a reasonable period specified by the Company (the "Correction Period") after the Company has sent the Executive a written notice demanding correction within the Correction Period; (b) the Executive seriously violates the internal rules of the Company and fails to correct such violation within a reasonable period specified by the Company (the "Correction Period") after the Company has sent the Executive a written notice demanding correction within the Correction Period; (c) the Executive is convicted by a court of theft, fraud or other criminal offense; or (d) the Executive seriously breaches his/her duty of loyalty to the Company or an Affiliate under the laws of the Cayman Islands, the PRC or other relevant jurisdictions. The Company may terminate the employment of the Executive for Cause at any time without prior written notice. Upon termination, the Company shall pay all compensation of the Executive accrued up to the date of termination pursuant to Article 3 hereof; provided, however, that the Company may deduct and withhold any amount it is entitled to as damages under applicable laws. Thereafter, all obligations of the Company under this Agreement shall terminate.

     4.2 Termination By Reason of Death. The employment of the Executive by the Company shall be automatically ceased upon the death of the Executive. In the event that employment of the Executive by the Company terminates as a result of the Executive's death, the Executive's estate or heirs will receive all unpaid compensation accrued as of the date of the termination of the employment as provided in Article 3 hereof; provided that, the Company may deduct and withhold any amount it is entitled to as damages under applicable laws. Thereafter, all obligations of the Company under this Agreement shall terminate. Nothing contained herein shall prevent the estate or heirs of the Executive from being entitled to any interest or other applicable benefits under any life insurance programs (if any). If the death of the Executive occurs during the performance of his/her duties for the Company, the Company shall pay to the appropriate beneficiaries a special compensation at an amount to be determined by the Company which shall not exceed the annual base salary of the Executive as set forth in Article 3.1 hereof.

     4.3 Termination By Reason of Disability. In the event that the Executive is entitled to long-term disability benefits of the Company, or in the event that, in the judgment of the Company, the Executive is not able to perform his/her duties for 90 consecutive days or 120 days or longer in a 12-month period due to his/her physical or psychological problems, the Company may terminate the Executive's employment, provided that such termination is permitted by the law. Upon termination, the Company shall pay all compensation of the Executive accrued up to the date of termination pursuant to Article 3 hereof; provided, however, that the


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          Company may deduct and withhold any amount it is entitled to as damages under applicable laws. Thereafter, all obligations of the Company under this Agreement shall terminate. The provisions of this
          Article 4.3 shall not affect the Executive's rights under any disability program that he/she participates (if any).

5.   TERMINATION BY THE EXECUTIVE

     5.1 The Executive may voluntarily terminate his/her employment with the Company with or without cause by a three-month prior written notice. During such three-month notice period, the Executive shall continue to perform diligently his/her duties and responsibilities under this Agreement. The Company shall have the discretion to terminate its employment with the Executive prior to the last day of such three-month period; provided that the Company shall have paid the Executive all of his/her compensation accrued through the last day of such three-month period pursuant to Article 3 hereof. Thereafter, the Company's obligations hereunder shall terminate. In such case, the Company shall not be responsible for paying any severance pay or other benefits to the Executive.

6.   RESPONSIBILITIES UPON TERMINATION

     6.1 Return of Documents. The Executive agrees to promptly return to the Company all documents and materials in any form received by the Executive by virtue of his/her employment with the Company upon or prior to the termination of his/her employment with the Company, including, without limitation, all originals and copies of any Proprietary Information as defined in Article 8 hereof as well as any part thereof, together with all equipment and other tangible or intangible assets of the Company. The Executive agrees not to retain any document or material that contains such Proprietary Information or any copy thereof.

     6.2 Survival. The Executive further agrees that (a) all representations, warranties and obligations under Articles 6, 7, 8, 9, 11 and 14 hereof shall survive the termination or expiration of the Term; (b) all representations, warranties and obligations under Articles 6, 7, 8, 9, 11 and 14 hereof shall also survive the termination of this Agreement; and (c) after termination or expiration of the Term, the Executive shall use his/her best efforts to cooperate with the Company in connection with such surviving obligations, including, without limitation to, completion of outstanding work on behalf of the Company, transfer of his/her assignments to designated employees of the Company, and dependence of the Company against claims raised by any third party in connection with any action or negligence of the Executive during his employment with the Company. The Executive also agrees to execute and deliver the Termination Certificate in the form as set forth in Exhibit D hereto prior to the termination of the employment with the Company.


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7.   RESTRICTED ACTIVITIES

     7.1 No-use of Proprietary Information. The Executive acknowledges that to conduct any activity restricted in this Article will certainly involve the use or disclosure of Proprietary Information as defined in Article 8 hereof and consequently result in a breach of such Article, and it will be difficult to directly demonstrate a breach of Article 8 hereof. Therefore, in order to prevent the Executive from using or disclosing the Proprietary Information as defined in Article 8 and as a condition to employing the Executive, the Executive agrees that during his/her employment with the Company and for a period of two years after the termination or expiration of the employment, the Executive shall not, directly or indirectly:

          (a) refer or attempt to refer to any third party any business in which the Company or its Affiliates currently engage or will likely engage or participate, including, without limitation, solicitation or provision of any business or services that are essentially similar to the business of the Company or its Affiliates on behalf of any individual, company or other entity who was then an existing or prospective customer, supplier or partner of the Company or its Affiliates.

          (b) solicit or employ any person with whom the Company or its Affiliates maintain employment or consulting relation, or otherwise direct or cause any person to terminate his/her employment or consulting relationship with the Company or its Affiliates.

     7.2  Non-Competition

          (a) During the Restrictive Period set forth in Article 7.2(b) hereof, the Executive shall not, directly or indirectly, engage in any manner in any business that may compete with the business of the Company anywhere in the world, and without the prior written consent of the Company, the Executive shall not, directly or indirectly, anywhere in the world, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any person that competes with the Company.

          (b) In this Article 7.2, "Restricted Period" shall mean: (i) two (2) years after the expiration of the Term in due course; (ii) two
               (2) years after termination by the Executive of this Agreement without cause as provided in Article 5 hereof prior to the expiration of the Term; or (iii) two (2) years after the termination of this Agreement prior to the expiration of the Term for any other reasons.

          (c)  In the event that the Executive is in breach of the provisions of
               Article 7.2(a) hereof, the Restricted Period shall be extended by the length of the period of such breach.


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          (d)  The Executive acknowledges that the compensation to be paid by the Company shall have contained any and all economic consideration for each and all obligations of the Executive under this Article 7.2.

     7.3 Enforceability. Each covenant contained in this Article 7 constitutes an independent covenant, and if any covenant in unenforceable, other covenants shall continue to be valid and binding. In the event the term of any restriction or the territorial restriction contained in this Article 7 is finally determined by a competent court to have exceeded the maximum extent deemed reasonable and enforceable by such court, then this Agreement shall be amended as such to adopt the longest term or largest territory deemed by such court to be enforceable.

     7.4 Independent Covenant. All covenants contained in this Article 7 shall be interpreted as a separate agreement independent of other provisions of this Agreement. Any lawsuit or claim brought by the Executive against the Company (whether by virtue of this Agreement or any other agreement) shall not constitute a defense against the enforcement of this Article 7 by the Company.

8.   PROPRIETARY INFORMATION

     8.1 The Executive agrees that during his/her employment with the Company and within two (2) years after termination of his/her employment with the Company, he/she will keep in strict confidence all Proprietary Information and, without the prior written consent of the Company, will not use or disclose to any individual, entity or company the Proprietary Information other than the use or disclosure for the purposes of performing his/her duties and responsibilities and in favor of the Company to the extent necessary. "Proprietary Information" shall mean any proprietary, confidential or secret information disclosed to the Executive in connection with the Company, the business of the Company, or the parent, subsidiaries, Affiliates, customers or suppliers of the Company or their respective businesses, or any other party to which the Company has confidentiality obligation (the "Related Party") or its business. Such Proprietary Information shall include, without limitation, research material, product plans, products, services, business strategies, personnel information, customer lists, customers, market, technical materials, forecasts, promotion, financial and other business information of the Company or the Related Parties, no matter such information is directly or indirectly disclosed to the Executive in writing, orally, in the form of image or object or otherwise. The Executive understands that the Proprietary Information does not include any of the foregoing that has become known to the public.

9.   INTELLECTUAL PROPERTY

     9.1 Inventions Retained and Licensed. Exhibit E of this Agreement sets forth all inventions which were made by the Executive prior to his/her employment with the Company (collectively, the "Prior Inventions"), including all processes, inventions, technology, original works of authorship, developments,


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          improvements, formulas, patents, discoveries, copyrights and trade secrets. Such Prior Inventions, which belong to the Executive and are relate to the Company's proposed business, products or research and development, are not assigned to the Company hereunder. In case that there is no Prior Invention listed in Exhibit E hereof, the Executive hereby confirms that no Prior Invention exist. If in the course of his/her employment with the Company, the Executive incorporates into a Company product, process, machine or other project a Prior Invention owned by the Executive or in which the Executive has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use, sell and engage in other actions with respect to such Prior Invention as part of or in connection with such product, process or machine.

     9.2 Assignment of Inventions. The Executive agrees that he/she will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, without further compensation, all his/her right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which the Executive may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time the Executive is in the employment of the Company and within twelve (12) months after the termination or expiration of the employment (collectively referred to as "Inventions"), except as provided in
          Article 9.3 below. The Executive further agrees that all patentable and copyrightable works which are made by the Executive (solely or jointly with others) within the scope of and during the period of his/her employment with the Company, are "works made for hire" and the Executive hereby assigns all proprietary rights, including patent and copyright, in these works to the Company without further compensation.

     9.3 Unrelated Inventions. Inventions as referenced to in Article 9.2 hereof does not include inventions which the Executive can demonstrate to be developed entirely on his/her own time without using the Company's equipment, supplies, facilities or trade secret information (the "Unrelated Inventions"), unless those inventions that are either
          (i) related at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company, or (ii) result from any work performed by Executive for the Company. The Executive agrees to disclose promptly to the Company all such Unrelated Inventions and to provide the Company or its assignee first rights of refusal to license such disclosed Unrelated Inventions within three months after his/her disclosure of such Unrelated Inventions based on commercially negotiated terms.

     9.4 Maintenance of Records. The Executive agrees to keep and maintain adequate and current written records of all Inventions made by the Executive (solely or jointly with others) during the term of his/her employment with the Company.


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          The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

     9.5  Patent and Copyright Registrations.

          (a) The Executive agrees to assist the Company, or its designee, upon the instruction of the Company, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents or other intellectual property rights relating thereto.

          (b) The Executive further agrees that his/her obligation to execute or cause to be executed any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of the Executive's mental or physical incapacity or for any other reason to secure his/her signature to apply for or to pursue any application for any domestic or foreign patents or copyright registrations covering Inventions assigned to the Company as above, then the Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his/her agent and attorney in fact, to act for and in his/her behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by the Executive.

10.  INFORMATION OF PREVIOUS EMPLOYER

     10.1 The Executive agrees that during his/her employment with the Company he/she will not inappropriately use or disclose any proprietary information or trade secrets owned by any previous employer of the Executive or any other individual or entity obtained prior to his/her employment with the Company, nor will he/she bring to the Company any such non-public document or proprietary information.

11.  INFORMATION OF THIRD PARTIES

     11.1 The Executive hereby acknowledges that the Company has received and may continue to receive from third parties confidential or proprietary information. The Executive agrees to keep in strict confidence such all of such confidential or proprietary information in his/her possession and to refrain from using or


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          disclosing to any individual, entity or company such confidential or proprietary information, except that such use or disclosure is in compliance with the agreement between the Company and such third party and is necessary for the performance of relevant work on behalf of the Company.

12.  NO-CONFLICT

     12.1 The Executive represents and warrants that the execution by the Executive of this Agreement, the employment with the Company, and the performance by the Executive of his/her duties and responsibilities pursuant to this Agreement will not breach any of his/her legal or contractual obligation to any prior employer of the Executive or any other parties, including, without limitation, any obligation in respect of proprietary or confidential information or intellectual property rights of such party.

13.  FOREIGN CORRUPTION ACT

     13.1 The Executive agrees to diligently adhere to the Foreign Corrupt Practices Act attached as Exhibit F hereof.

     13.2 The Executive agrees and promises not to provide or offer any remuneration, gift, service or article of value to any government officials (including working stuff or employees of any government or administrative agencies, political parties or candidates) of any country for any reason. The Executive further agrees and promises that the Executive will not accept any remuneration in the form of cash or other tangible objects from any person in performing his/her duties under this Agreement other than the compensation specified in Article 3 of this Agreement. The Executive promises that all conducts of the Executive under this Agreement shall be in compliance with all relevant laws, regulations and administrative rules of the People's Republic of China at all times.

14.  MISCELLANEOUS

     14.1 Continuing Obligation. If the Executive is employed by any existing or future Affiliate of the Company at any time, or provides services to such Affiliate, or otherwise retained by such Affiliate, then the obligations under this Agreement shall continue to apply. Any reference to the Company shall include such Affiliate. In the event that this Agreement expires or terminates for any reason, the Executive shall immediately resign from any position at such Affiliate of the Company, unless otherwise required by the Company.

     14.2 Notice to Employer. The Executive hereby authorizes the Company to notify the relevant provisions of this Agreement and the Executive's obligations under this Agreement to the actual or future employer of the Executive (including the Affiliate with which the Executive will work).

     14.3 Right to Name and Image. The Executive hereby authorizes the Company to use, or authorize any other person to use, once or from time to time during his/her


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          employment with the Company, the names, photos, images (including cartoons), voices and resume of the Executive as well as photocopies and duplicates thereof in any media now known or developed in the future (including but not limited to movies, videos, digital or any other electronic media) for purposes as may be deemed appropriate by the Company.

     14.4 Legal Fees. In any dispute arise from or in connection with this Agreement, the winning party shall be entitled to be reimbursed for reasonable legal fees.

     14.5 Amendments, Extension and Waiver. This Agreement may not be amended, revised, extended or terminated unless by a written instrument executed by the Executive or a duly authorized representative of the Company (excluding the Executive). Any failure or delay to assert any right, remedy or power shall not be construed as a waiver of such right, remedy or power. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     14.6 Transfer; Successors and Assigns. The Executive agrees that he/she will not transfer, sell, assign or otherwise dispose of (whether voluntarily, involuntarily or by operation of law) any rights or interests under this Agreement, and the rights of the Executive shall not be subject to any security interest or creditors' claims. Any such transfer, assign or other disposal shall be invalid. Nothing contained in this Agreement shall prevent the Company from merging into or with any other company or selling all or substantially all of the assets of the Company, or transfer this Agreement or any obligation under this Agreement. In the event of any change in the ownership interest or the control of the Company, the provisions of this Agreement shall continue to apply and shall be binding upon any successors. Notwithstanding and subject to the foregoing, this Agreement shall be valid and binding upon, and inure to the benefit of, the successor, representative, heirs and permitted assigns of each party, and shall not vest in any other individual or entity any interest.

     14.7 Notice. All notices or other communications under this Agreement shall be made in writing and delivered to the following addresses or any other addresses designated by each party in writing from time to time:

          To the Company:

          Address: 3055 Fuxing Middle Road, Baoding City, Hebei Province, China

          Postal Code:  071051
          Fax:          _______________________
          Attention of: _______________________

          To the Executive:


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          Address:      _______________________
          Fax:          _______________________
          Attention of: _______________________

          Any notice shall be deemed to have been delivered:

          (a)  If by hand or courier, on the date of actual delivery;

          (b) If by prepaid and registered mail, on the fourth business days after the date of dispatch; or

          (c) If by fax, on the date on which the fax is transmitted (as evidenced by the confirmatory report with fax number, pages transmitted and date of transmission).

     14.8 Severability; Enforceability. If all or any portion of any provision of this Agreement as applied to any person, to any place or to any circumstance shall be ruled by an arbitration commission or a court of competent jurisdiction to be invalid, illegal or incapable of being enforced, the same shall in no way affect (to the maximum extent permissible by Law) that provision or the remaining portions of that provision as applied to any parties, places or circumstances or any other provisions of this Agreement or the validity or enforceability of this Agreement as a whole.

     14.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the People's Republic of China.

     14.10 Language. This Agreement is written and executed in Chinese.

     14.11 Originals. This Agreement is executed by the parties in two originals. Each of the parties will hold one original, and the two originals shall be equally valid.

          The Executive acknowledges that (a) he/she has consulted or has the opportunity to consult with independent counsel of his choice regarding this Agreement, and the Company has suggested that he do so and (b) he/she has read and understands this Agreement, fully understands its legal effect, and has entered into this Agreement voluntarily in his/her own judgment. The Executive hereby agrees that the obligations under Articles 7, 8 and 9 hereof and the definition of the Proprietary Information contained in those provisions shall also apply to the Proprietary Information relating to any work performed for the Company prior to the execution of this Agreement.

                          [Signatures on the Next Page]


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          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above.

                                        EXECUTIVE


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------


                                        YINGLI GREEN ENERGY HOLDING COMPANY LTD.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


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